Exhibit 99


                                       CNA                  Media:
                                       CNA Plaza            Clark Walter
                                       Chicago, IL  60685   312-822-1454

                                                            Analysts:
                                                            Donald P. Lofe, Jr.
                                                            312-822-3993

CNA

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NEWS

                                                         For Immediate Release

CNA Announces it is Exploring the Sale of Individual Life Insurance and Life Reinsurance Businesses

CHICAGO, IL, March 8, 2000 -- CNA, the nation's second largest commercial insurer, today announced that, consistent with its strategy to sharpen its focus on insurance products and services for businesses, the company is exploring the sale of its individual life insurance and life reinsurance businesses.

Bernard L. Hengesbaugh, chairman and chief executive officer of CNA, the insurance unit of CNA Financial Corporation (NYSE: CNA), said, "This initiative is the latest in a series of steps we've taken recently to make CNA the underwriter of choice in the business market. We believe this strategy plays to our strengths at a time of tremendous change in the global financial services industry and is in the best interests of our customers, stockholders, employees, and business partners."

CNA is a leader in small business, middle market and selective large risk management accounts. It provides customers with specialty and property-casualty products, along with risk management services and a broad array of group insurance products and services. Last year, as part of its strategy to focus on its worldwide business insurance and services operations, CNA transferred its personal auto and homeowners insurance business to Allstate Corporation.

CNA's life operations provide a full line of individual life insurance, individual long-term care insurance and annuities. They also provide retirement services to institutions in the form of investment products and administration services. CNA's life reinsurance business reinsures individual life and health products sold by other life insurance companies.

"Our life and life reinsurance operations represent a unique combination of experience and innovation," said CNA Life President Peter E. Jokiel. "These business units have strong and proven management teams and an outstanding group of talented and dedicated employees who have successfully developed leading positions in their targeted markets through product innovation, technology investment, underwriting excellence, efficient infrastructure, and strong distribution partnerships.



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"We are committed to supporting these relationships, systems and standards of excellence throughout this period during which we are exploring the sale of our life and life reinsurance operations," said Jokiel.

CNA has engaged Donaldson, Lufkin & Jenrette Securities Corporation to assist with the potential sale of the life operations.

CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.
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FORWARD LOOKING STATEMENT

The statements contained in this press release, which are not historical facts, are forward-looking statements. When included in this press release, the words "believe," "expects," "intends," "anticipates," "estimates," and analogous expressions are intended to identify forward-looking statements. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, the impact of competitive products, policies and pricing; product and policy demand and market responses; development of claims and the effect on loss reserves; the performance of reinsurance companies under reinsurance contracts with CNA, general economic and business conditions; changes in financial markets (interest rate, credit, currency, commodities and stocks); changes in foreign, political, social and economic conditions; regulatory initiatives and compliance with governmental regulations; judicial decisions and rulings; the effect on CNA with regards to third party corrective actions on Year 2000 compliance; changes in rating agency policies and practices; the results of financing efforts; changes in CNA's composition of operating segments; the actual closing of contemplated transactions and agreements and various other matters and risks (many of which are beyond CNA's control) detailed in CNA's Securities and Exchange Commission filings. These forward-looking statements speak only as of the date of this press release. CNA expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in CNA's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.


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